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                                                                  Exhibit 4(d)

                            CERTIFICATE OF TRUST OF
                                CAPITAL TRUST II


        THIS Certificate of Trust of Capital II (the "Trust"), dated March 5, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).


        1.  Name.  The name of the business trust formed hereby is Capital
Trust II.


        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Attn:
Corporate Trust Administration.


        3. Effective Date. This Certificate of Trust shall be effective on March 5, 1997.


        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                        WILMINGTON TRUST COMPANY,
                                        as trustee


                                        By: /s/ Emmett R. Harmon
                                            ----------------------------
                                        Name:   Emmett R. Harmon
                                        Title:  Vice President